As filed with the Securities and Exchange Commission on September 29, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESIDENTIAL CAPITAL CORPORATION*
(Exact name of registrant as specified in its charter)
*Additional registrants shown on next page

Delaware	6162	20-1770738
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437
(952) 857-8700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Marple
Residential Capital Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437
(952) 857-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip J. Niehoff Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 701-7843	Fred C. Byers Jr. Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, New York 10103 (212) 506-5025

     Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)(2)	Per Unit(3)	Offering Price	Registration Fee

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Senior Debt Securities(4)

Total	$12,000,000,000	100%	$12,000,000,000	$1,412,400

(1)	Such indeterminate number or amount of Senior Debt Securities and Subordinated Debt Securities of Residential Capital Corporation as may from time to time be issued at indeterminate prices.
(2)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $12,000,000,000.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, and exclusive of accrued interest, if any.
(4)	No proceeds will be received by Residential Capital Corporation for the Guarantees. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of the Senior Debt Securities that are currently being registered.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

	State or Other
	Jurisdiction of	Primary Standard
	Incorporation	Industrial Classification	IRS Employer
Name of Additional Registrant*	or Formation	Code Number	Identification No.

GMAC Residential Holding Corp.	Nevada	6162	91-1902190
GMAC-RFC Holding Corp.	Michigan	6162	23-2593763
GMAC Mortgage Corporation	Pennsylvania	6162	23-1694840
Residential Funding Corporation	Delaware	6162	93-0891336
HomeComings Financial Network, Inc.	Delaware	6162	51-0369458

*	Address and telephone number of principal executive offices are the same as Residential Capital Corporation, except with respect to GMAC Residential Holding Corp. and GMAC Mortgage Corporation, whose principal executive offices are at 100 Witmer Road, Horsham, Pennsylvania 19044, telephone (215) 682-1000.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      Subject to Completion, dated September 29, 2005
Prospectus
$12,000,000,000
RESIDENTIAL CAPITAL CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Any Senior Debt Securities will be fully and unconditionally guaranteed, as described herein, by
GMAC Residential Holding Corp.
GMAC-RFC Holding Corp.
GMAC Mortgage Corporation
Residential Funding Corporation
HomeComings Financial Network, Inc.

        We may offer from time to time senior debt securities and/or subordinated debt securities. The senior debt securities will be guaranteed by our subsidiaries GMAC Residential Holding Corp., GMAC-RFC Holding Corp., GMAC Mortgage Corporation, Residential Funding Corporation and HomeComings Financial Network, Inc. We will provide specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2005.

Page

Residential Capital Corporation	1
Use of Proceeds	1
Description of Debt Securities	1
Plan of Distribution	15
Legal Matters	17
Experts	17
Where You Can Find More Information	17
Form of Subordinated Indenture
Opinion of Mayer, Brown, Rowe & Maw LLP.
Consent of PricewaterhouseCoopers LLP
Statement of Eligibility on Form T-1
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell from time to time up to $12,000,000,000 of the securities described in this prospectus. This prospectus provides a general description of the securities that we may offer. Each time we offer any of the types of securities described herein, we will prepare and distribute a prospectus supplement that will contain a description of the specific terms of the securities being offered and of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “— Where You Can Find More Information,” before purchasing any securities.
      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.
      As used in this prospectus, the terms “ResCap,” “the company,” “we,” “our” and “us” refer to Residential Capital Corporation and its subsidiaries as a combined entity, except where it is clear that the terms mean only Residential Capital Corporation.

RESIDENTIAL CAPITAL CORPORATION
      We are a leading real estate finance company focused primarily on the residential real estate market. We conduct our operations through four operating segments: GMAC Residential, which represents substantially all of the operations of GMAC Residential Holding Corp., and the Residential Capital Group, Business Capital Group and International Business Group, representing substantially all of the operations of GMAC-RFC Holding Corp. Our globally diversified businesses include:

•	U.S. Residential Real Estate Finance — We are one of the largest participants in the U.S. residential real estate finance industry. We operate this business through two segments, GMAC Residential of GMAC Residential Holding and the Residential Capital Group of RFC Holding. Through these segments, we:

—	Originate, purchase, sell and securitize residential mortgage loans throughout the United States.

—	Provide primary and master servicing to investors in our residential mortgage loans and securitizations.

—	Provide collateralized lines of credit, which we refer to as warehouse lending facilities, to other originators of residential mortgage loans.

—	Hold a portfolio of residential mortgage loans for investment and retained interests from our securitization activities. This portfolio provides us with a longer-term source of revenues.

—	Conduct limited banking activities through our federally chartered savings bank, GMAC Bank.

—	Provide real estate closing services.

•	Business Capital — Through our Business Capital Group, we provide financing and equity capital to residential land developers and homebuilders. We also provide financing to resort developers and healthcare-related enterprises.

•	International — Through our International Business Group, we originate, purchase, sell and securitize residential mortgage loans in the United Kingdom, The Netherlands, Germany, Canada and Mexico. We also extend credit to companies involved in residential real estate development in Mexico and provide warehouse lending facilities to Mexican mortgage originators.
      We also provide complementary real estate services, including real estate brokerage and relocation services.
      We are a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. GMAC is a wholly-owned subsidiary of General Motors Corporation.
USE OF PROCEEDS
      Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus will be used for general corporate purposes, which may include, but are not limited to, prepayment of other debt.
DESCRIPTION OF DEBT SECURITIES
      This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either senior debt or subordinated debt. This prospectus refers to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” We will issue senior debt securities under an indenture dated June 24, 2005 among us, the guarantors and Deutsche Bank Trust Company Americas, as senior debt trustee. We will issue subordinated debt securities under an indenture between us and Deutsche Bank Trust Company Americas, as subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture collectively as the “indentures.”

This prospectus refers to Deutsche Bank Trust Company Americas in its capacity as either the senior debt trustee or the subordinated debt trustee as the “trustee.” When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
      We have summarized below the material terms and provisions of the indentures. The summaries are not complete and are subject to the terms of the indentures, which are incorporated herein by reference. You should read the indentures for the provisions that may be important to you. The indentures, and not this description, will define your rights as a holder of the debt securities. The indentures are subject to and governed by the Trust Indenture Act of 1939. The indentures are substantially identical except for provisions relating to subordination, guarantees and certain covenants described under the headings “— Certain Covenants — Limitation on Certain Liens” and “— Guarantees of Significant Subsidiaries.”
      The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time.
Terms of a Particular Offering
      The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	the designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount at which the debt securities will be issued;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated debt securities, and any limitation on the issuance of additional senior indebtedness;

•	the date or dates on which the debt securities will mature;

•	the rate or rates per annum, if any, at which the debt securities will bear interest and the circumstances, if any, under which the rate or rates may be adjusted;

•	the times at which principal and interest will be payable and the manner of payment;

•	whether the debt securities are exchangeable and, if so, the securities or rights into which the debt securities are exchangeable (which could include any securities issued by us or any third party, including any of our affiliates), and the terms and conditions of exchange;

•	the date after which or other circumstances in which the debt securities will be or may be redeemed and the redemption price or any prepayment or sinking fund provisions;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	the currency or currencies in which the debt securities are issuable or payable;

•	the exchanges on which the debt securities may be listed;

•	whether the debt securities will be issued in book-entry form; and

•	any other specific terms, including any additional covenants and any deletions from, modifications of or additions to the events of default.
      Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the trustee, which as of the date of this prospectus is 60 Wall Street, 27th Floor, New York, New York 10005,

Attention: Trust and Securities Services, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.
      Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in a prospectus supplement.
      Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in a prospectus supplement, in any other currency.
      If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.
Ranking and Subordination

Senior Debt Securities
      The senior debt securities will be unsecured obligations of ResCap and rank equally in right of payment with all of our other existing and future senior unsecured, unsubordinated obligations (other than obligations preferred by mandatory provisions of law). Our obligations to pay principal, interest and premium, if any, on the senior debt securities will be guaranteed by certain of ResCap’s subsidiaries, as discussed below. Each guarantee will be the unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the guarantor’s other existing and future senior unsecured, unsubordinated obligations.
      Because ResCap is a holding company, the rights of our creditors, including holders of the debt securities, in respect of claims on the assets of each of our subsidiaries (other than those subsidiaries that guarantee the senior debt securities), upon any liquidation or administration, are structurally subordinated to, and therefore will be subject to the prior claims of, each such subsidiary’s creditors (including trade creditors of and holders of debt issued by the subsidiary).
      Our ability to pay interest on the debt securities will be dependent upon our receipt of dividends and other distributions from our direct and indirect subsidiaries. The availability of distributions from our subsidiaries will be subject to the satisfaction of any covenants and conditions contained in the applicable subsidiaries’ financing documents.

Subordinated Debt Securities
      The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness.” The subordinated debt indenture defines “senior indebtedness” as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the subordinated debt indenture or thereafter incurred or created: (i) our indebtedness for money borrowed evidenced by notes or other written obligations; (ii) our indebtedness evidenced by securities (other than the subordinated debt securities), debentures, bonds or other securities issued under the provisions of an indenture or similar instrument; (iii) our obligations as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions; (iv) indebtedness of others of any of the kinds described in the preceding clauses (i) through (iii) assumed or guaranteed by us; and (v) renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (i) through (iv), unless in the case of any particular indebtedness, obligation, renewal, extension or refunding the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness, obligation, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our obligations to pay principal, interest and premium, if any, on the subordinated debt securities will not be guaranteed by any of our subsidiaries.
      In general, the holders of all senior indebtedness will first be entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons will be entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events will include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

•	a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist;

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated debt indenture; this declaration must not have been rescinded and annulled as provided in the subordinated debt indenture; or

•	any different or additional events described in a prospectus supplement.
      If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
      If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders, as the case may be, will have to repay that money to ResCap.
      Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.
Guarantees
      Payment of principal, interest and premium, if any, on the senior debt securities will be unconditionally guaranteed by each of the guarantors. The initial guarantors are our subsidiaries GMAC Residential Holding Corp., GMAC-RFC Holding Corp., GMAC Mortgage Corporation, Residential Funding Corporation and HomeComings Financial Network, Inc. The obligations of each guarantor under the senior debt indenture will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance under applicable law.
      The guarantee of a guarantor will be released (so long as no event of default has occurred and is continuing):

•	if, as of the end of two consecutive fiscal years (other than any fiscal year preceding the date on which it became a guarantor), the guarantor no longer qualifies as a significant subsidiary;

•	in connection with any sale, exchange or transfer of all of the stock of the guarantor to any unaffiliated person, provided such sale is not prohibited under the senior debt indenture;

•	upon the payment in full of the senior debt securities; or

•	upon legal defeasance or satisfaction and discharge of the senior debt securities as provided below under the heading “— Legal and Covenant Defeasance.”
Certain Covenants
      Limitation on Certain Liens. For the benefit of the senior debt securities, we will not, nor will we permit any subsidiary to, pledge or otherwise subject to any lien any intercompany securities (whether owned now or acquired at a later date) without expressly securing the due and punctual payment of the principal of (premium, if any) and interest, if any, and additional amounts, if any, on the senior debt securities equally and ratably with any and all other obligations and indebtedness secured by such pledge or other lien, so long as any such other obligations and indebtedness shall be also secured. This covenant will not apply to:

•	any lien on any intercompany securities existing at the time of acquisition, directly or indirectly, by us or any subsidiary of such intercompany securities (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price or to secure any indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such intercompany securities for the purpose of financing all or any part of the purchase price of such securities; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the first bullet paragraph above, provided that the amount of any and all obligations and indebtedness secured by such lien shall not exceed the amount secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the intercompany securities subject to such lien being extended, renewed or replaced.
      Guarantees of Significant Subsidiaries. For the benefit of the senior debt securities, we agree:

•	to cause each person that is a significant subsidiary (other than an excluded significant subsidiary) as of the end of a fiscal quarter or fiscal year and is not already a guarantor to guarantee the payment of principal, interest and premium, if any, and additional amounts, if any, on the senior debt securities within (i) 45 days after the end of such fiscal quarter and (ii) 90 days after the end of such fiscal year;

•	to cause, contemporaneously with the acquisition of any person which upon such acquisition is, or of any assets which cause the subsidiary acquiring such assets (without regard to any other assets of such subsidiary) to be, a significant subsidiary (other than an excluded significant subsidiary), such subsidiary to guarantee the payment of principal, interest and premium, if any, and additional amounts, if any, on the senior debt securities; and

•	to cause, contemporaneously with the guarantee by any subsidiary of any of our unsecured indebtedness with a maturity in excess of one year, such subsidiary to guarantee the payment of principal, interest and premium, if any, and additional amounts, if any, on the senior debt securities.
      Consolidation, Merger, Sale or Conveyance. For the benefit of the senior debt securities and the subordinated debt securities, we agree not to merge or consolidate with or into any other corporation and we agree not to sell or convey all or substantially all of our assets to any person, unless:

•	either we are the continuing corporation or our successor is a corporation organized and existing under the laws of the United States or a state thereof and expressly assumes all our obligations under the debt securities and the indentures;

•	immediately after giving effect to such consolidation, merger, sale or conveyance, we or our successor corporation is not in default under the indentures; and

•	in the case of the senior debt securities, each guarantor confirms that its guarantee shall remain in full force and effect as required under the senior debt indenture.
      With respect to the senior debt securities, any sale or conveyance of assets of one or more significant subsidiaries (other than to us or another subsidiary), which, if such assets were owned by us, would constitute all or substantially all of our consolidated assets, will be deemed to be the transfer of all or substantially all of our consolidated assets for purposes of the provisions described above.
      Because there is no definitive standard under the laws of the State of New York that clearly defines the threshold for the sale or conveyance of substantially all or our assets, it may be difficult for the holders of the debt securities to determine whether our covenants relating to the sale or conveyance of substantially all of our assets has been breached.
      Existence. For the benefit of the senior debt securities and the subordinated debt securities, subject to the provisions described under the heading “— Consolidation, Merger, Sale or Conveyance,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory) and franchises. We shall not, however, be required to preserve any rights or franchises if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the securityholders.
      Reporting Obligations. The indentures require us to file with the trustee, within 15 days after we are required to file the same with the Securities and Exchange Commission, copies of our annual reports and of the information, documents and other reports that we may be required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. If we are not required to file information, documents or reports with the Securities and Exchange Commission pursuant to either of those sections, we will be required to file with the trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in those rules and regulations.
Events of Default

Senior Debt Securities
      Each of the following is an “event of default” under the senior debt indenture with respect to any series of senior debt securities:

(1) our failure to pay principal or premium on any of the senior debt securities of such series when due;

(2) our failure to pay any interest on any of the senior debt securities of such series when due, which failure continues for 30 days;

(3) our failure to perform any of the covenants described under the headings “— Certain Covenants — Limitation on Certain Liens,” “— Guarantees of Significant Subsidiaries” and “— Consolidation, Merger, Sale or Conveyance,” which failure continues for 30 days after the trustee or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series gives us written notice of our failure to perform;

(4) our failure, or the failure of any guarantor, to perform any other covenant in the senior debt indenture, which failure continues for 90 days after the trustee or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series gives us written notice of our, or such guarantor’s, failure to perform;

(5) certain events of bankruptcy, insolvency or reorganization in respect of us, any guarantor or any other significant subsidiary; or

(6) any guarantee shall cease to be in full force and effect (unless such guarantee has been released in accordance with the senior debt indenture).
      If any event of default (other than an event of default specified in clause (5) above) has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of each such series then outstanding under the senior debt indenture may declare the principal of such series to be due and payable immediately. If an event of default specified in clause (5) above occurs, the principal of all outstanding senior debt securities shall be due and payable, without further action or notice on the part of the trustee or any holder. If the principal of any series of senior debt securities has been declared to be due and payable or is otherwise due and payable, then upon demand of the trustee, we will pay the principal of such senior debt securities, together with the premium, if any, and interest accrued thereon.

Subordinated Debt Securities
      Each of the following is an “event of default” under the subordinated debt indenture with respect to any series of subordinated debt securities:

(1) our failure to pay principal or premium on any of the subordinated debt securities of such series when due;

(2) our failure to pay any interest on any of the subordinated debt securities of such series when due, which failure continues for 30 days;

(3) our failure to perform the covenant described under the heading “— Consolidation, Merger, Sale or Conveyance,” which failure continues for 30 days after the trustee or the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series gives us written notice of our failure to perform;

(4) our failure to perform any other covenant in the subordinated debt indenture, which failure continues for 90 days after the trustee or the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series gives us written notice of our failure to perform; or

(5) certain events of bankruptcy, insolvency or reorganization in respect of us.
      If any event of default (other than an event of default specified in clause (5) above) has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the subordinated debt securities of each such series then outstanding under the subordinated debt indenture may declare the principal of such series to be due and payable immediately. If an event of default specified in clause (5) above occurs, the principal of all outstanding subordinated debt securities shall be due and payable, without further action or notice on the part of the trustee or any holder. If the principal of any series of subordinated debt securities has been declared to be due and payable or is otherwise due and payable, then upon demand of the trustee, we will pay the principal of such subordinated debt securities, together with the premium, if any, and interest accrued thereon.

General
      We are required to file with the trustee annually an officer’s certificate under both the senior debt indenture and the subordinated debt indenture as to the absence of any defaults under the terms of the applicable indenture. Upon becoming aware of any event of default under the senior debt indenture or the subordinated debt indenture, we are required to deliver to the trustee a statement specifying such event of default. The indentures provide that the trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if the trustee considers it in the interest of the securityholders to do so.

      Any event of default with respect to a particular series of debt securities may be waived by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series, except in a case of failure to pay principal and premium, if any, or interest on such series for which payment has not been subsequently made.
      The trustee will be entitled, subject to its duty during a default to act with the required standard of care, to be indemnified by the applicable holders of the debt securities before proceeding to exercise any right or power under the senior debt indenture or the subordinated debt indenture, as the case may be, at the request of such holders. Subject to such provisions in the indentures for the indemnification of the trustee and certain other limitations, the holders of a majority in principal amount of either the senior debt securities or the subordinated debt securities, as the case may be, then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee under the applicable indenture.
      No securityholder may pursue any remedy under the indentures (except actions for payment of overdue principal, premium, if any, or interest) unless:

•	such holder previously has given the trustee written notice of a continuing event of default;

•	the holders of not less than 25% in aggregate principal amount of either the senior debt securities or the subordinated debt securities, as the case may be, and other debt securities in the series of which the applicable debt securities are a part then outstanding have requested the trustee to pursue such remedy;

•	the applicable holder or holders have offered the trustee satisfactory indemnity;

•	the trustee has not complied with the request within 60 days of the request; and

•	the trustee has not received direction inconsistent with such written request from the holders of a majority in aggregate principal amount of the senior debt securities or the subordinated debt securities, as the case may be, then outstanding.
      We may delete, modify or add to the events of default listed above with respect to the future issuance of debt securities of any series.
Modification of the Indentures
      The indentures provide that we, the applicable trustee and, in the case of the senior debt securities, the guarantors can amend and change the indentures without the consent of the holders of the debt securities in order to:

•	evidence the succession of another corporation to us or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•	add to the covenants of ResCap for the benefit of the holders of debt securities of any or all series;

•	permit or facilitate the issuance of debt securities of any series in bearer form, registrable or not registrable as to principal, and with or without interest coupons, and, if permitted by law, to provide for exchangeability of such debt securities with debt securities issued under the applicable indenture in fully registered form and to permit or facilitate the issuance of uncertificated debt securities of any series;

•	cure any ambiguity, omission, defect or inconsistency, provided that such action does not adversely affect the interests of the holders of any series of debt securities under the applicable indenture;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	evidence and provide the acceptance of the appointment of a successor trustee under either indenture;

•	establish the form or terms of debt securities of any additional series under the indentures;

•	change or eliminate any provision of the indentures, provided that any such change or elimination (i) shall become effective only when, under the applicable indenture, there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) shall not apply to any debt security outstanding; and

•	in the case of the senior debt securities, (i) evidence the succession of another corporation to each guarantor, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations; (ii) add to the covenants of a guarantor for the benefit of the holders of the senior debt securities of any or all series; and (iii) evidence and provide for any new guarantees with respect to the senior debt securities or the release of any guarantor pursuant to the senior debt indenture.
      The indentures contain provisions permitting us, the applicable trustee and, in the case of the senior debt securities, the guarantors, with the consent of the holders of at least a majority in aggregate principal amount of either the senior debt securities or the subordinated debt securities, as the case may be, of all series at the time outstanding under the applicable indenture which are affected by such modification or amendment, voting as one class, to modify or amend the applicable indenture, including the provisions relating to the rights of the holders of either the senior debt securities or the subordinated debt securities, as the case may be. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	change the fixed maturity of any debt securities;

•	reduce the principal amount of, or premium, if any, or reduce the rate of, or extend the time of payment of interest on, any debt securities;

•	reduce any amount due and payable upon acceleration of any debt security or the amount provable in bankruptcy;

•	make the principal of, or premium, if any, or interest, if any, on any debt securities payable in any currency other than as provided in such debt securities;

•	impair the right to institute suit for the enforcement of any payment on or after its stated maturity, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in aggregate principal amount of outstanding debt securities necessary to modify or amend the indentures; or

•	reduce the percentage in aggregate principal amount of outstanding debt securities necessary to waive defaults as described under the heading “— Events of Default.”
Legal and Covenant Defeasance
      The indentures provide that, at our option, we may elect to have all our obligations discharged with respect to the outstanding debt securities and, in the case of the senior debt securities, all obligations of the guarantors discharged with respect to their guarantees (“legal defeasance”), except for:

•	the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities when such payments are due from the trust referred to below;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities and mutilated, destroyed, lost or stolen debt securities;

•	the rights, powers, trusts, duties and immunities of the trustee, and our and, in the case of the senior debt securities, the guarantors’ obligations in connection with such rights and powers; and

•	the legal and covenant defeasance provisions of the indentures.

      In addition, if the terms of a particular series of debt securities so provide, we may, at our option, elect to have certain obligations of ours and, in the case of the senior debt securities, the guarantors released with respect to certain covenants that are described in the indentures (“covenant defeasance”) and after any such election our failure to comply with these covenants will not constitute a default or an event of default with respect to the applicable debt securities.
      If we elect to exercise either legal defeasance or covenant defeasance, we must:

•	in each case, deposit, in trust, with the trustee money or U.S. Government obligations, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest on the applicable series of debt securities on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the indentures; and

•	deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that we have complied with all conditions precedent relating to legal defeasance and covenant defeasance.
      Furthermore, with respect to the subordinated debt securities, (i) no event or condition shall exist that, pursuant to the subordination provisions of the subordinated debt indenture, would prevent us from making payments of the principal of (and any premium) or interest on the subordinated debt securities on the date of the deposit referred to above, or at any time on or prior to the ninetieth day after the date of such deposit; and (ii) we must deliver to the trustee an opinion of counsel substantially to the effect that (x) the deposited trust funds will not be subject to any rights of holders of senior indebtedness, and (y) after the ninetieth day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.
      In the case of legal defeasance involving either senior debt securities or subordinated debt securities, we must also deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the applicable outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.
      We will not have to deliver the opinion of counsel required in the immediately preceding paragraph with respect to legal defeasance if all the applicable debt securities that have not at that time been delivered to the trustee for cancellation (1) are delivered by us to the trustee for cancellation (other than mutilated, destroyed, lost or stolen senior debt securities), (2) have become due and payable or (3) will by their terms become due and payable within one year, or are to be called for redemption within one year.
Concerning our Relationships with the Trustee
      Deutsche Bank Trust Company Americas, a New York banking corporation, is trustee under the indentures. Affiliates of the trustee are lenders under certain of our or our affiliates’ credit facilities and provide investment banking advice to us and our affiliates.
Global Securities
      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued in registered or unregistered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.
      The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will generally apply to depositary arrangements.
      Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary, who are referred to as “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
      So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.
      Payments of principal of and any premium and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee, any paying agent or the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
      If a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of such series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Individual debt securities of such series so issued will be issued in denominations, unless we otherwise specify, of $1,000 and integral multiples thereof.

No Personal Liability
      No past, present or future incorporator, stockholder, officer or director, as such, of ours or any successor of ours shall have any liability for any of our obligations under the debt securities, the indentures or any indebtedness evidenced thereby. Each holder of debt securities by accepting such debt security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the debt securities.
Governing Law
      The indentures, debt securities and guarantees of the senior debt securities will be governed by the laws of the State of New York.
Certain Definitions

General
      Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used in this “Description of Debt Securities” for which no definition is provided.
      “additional amounts” means any additional amounts which are required by a security or by or pursuant to a board resolution under circumstances specified therein, to be paid by us in respect of certain taxes, assessments or governmental charges imposed on certain holders of securities and which are owing to such holders of securities.
      “board resolution” means a resolution certified by our secretary or assistant secretary to have been duly adopted by the board of directors and to be in full force and effect on the date of such certification, and delivered to the trustee.
      “corporation” means a corporation, limited liability company, statutory trust, limited partnership or similar limited liability entity.
      “holder,” “holder of securities,” “securityholder” or other similar terms mean (i) in the case of any registered security, the person in whose name at the time such security is registered on the registration books kept for that purpose in accordance with the terms of the indentures, and (ii) in the case of any unregistered security, the bearer of such security.
      “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
      “registered security” means any security registered on our security registration books.
      “security” or “securities” means either the senior debt securities or the subordinated debt securities, as applicable, issued under the applicable indenture.
      “trustee” means Deutsche Bank Trust Company Americas and any successor trustee appointed in accordance with the applicable provisions of the indentures.
      “unregistered security” means any security other than a registered security.

Senior Debt Securities
      Set forth below are certain additional defined terms used in the senior debt indenture.
      “capital lease” means, with respect to any subsidiary, any lease of (or other agreement conveying the right to use) any real or personal property by such subsidiary that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such subsidiary.
      “excluded significant subsidiary” means (i) GMAC Bank, (ii) a foreign subsidiary, (iii) any significant subsidiary that is effectively restricted from guaranteeing the senior debt securities by law or regulation or (iv) any significant subsidiary that is effectively restricted from guaranteeing the senior debt securities by its charter, so long as such significant subsidiary referred to in this clause (iv) is required to make dividends of all cash legally available therefor that is not required to pay current obligations of such significant subsidiary; provided, that no significant subsidiary under (i), (ii), (iii) or (iv) above shall be deemed an excluded significant subsidiary if it guarantees any unsecured indebtedness of ResCap or any guarantor for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, or any guarantee of any such indebtedness.
      “foreign subsidiary” means a subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (unless substantially all the subsidiary’s assets are located, and substantially all its operations are conducted, within one of the 50 states of the United States of America or any jurisdiction that hereafter becomes a state).
      “GAAP” means United States generally accepted accounting principles as in effect from time to time and as applied by us in the preparation of our financial statements.
      “guarantee” means the full and unconditional guarantee of all or part of the payment of principal, interest and premium, if any, on the senior debt securities as set forth in the senior debt indenture.
      “guarantor” means (i) each of the guarantors that are a party to the senior debt indenture and (ii) any other subsidiary that executes a supplemental indenture in accordance with the provisions of the senior debt indenture.
      “indebtedness” means, with respect to any person, without duplication: (i) all indebtedness of such person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such person as lessee under capital leases that have been or should be recorded as liabilities on a balance sheet of such person in accordance with GAAP and all obligations of such person as lessee under any so-called synthetic, off-balance sheet or tax retention lease; (iii) all obligations of such person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business); (iv) all indebtedness secured by a lien on the property of such person, whether or not such indebtedness shall have been assumed by such person; (v) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit and banker’s acceptances issued for the account of such person; (vi) all suretyship liabilities of such person in respect of obligations of others of the type described in clauses (i) through (v) above; and (vii) all indebtedness of any partnership of which such person is a general partner, to the extent of such liability.
      “intercompany securities” means any capital stock of any significant subsidiary or indebtedness of any significant subsidiary owed to ResCap or another subsidiary.
      “significant subsidiary” means any subsidiary of ResCap which meets any of the following conditions:

(1) ResCap’s and its other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10 percent of the total assets of ResCap and its subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(2) the subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 10 percent of such income of ResCap and its subsidiaries on a consolidated basis for the most recently completed fiscal year.
For purposes of this definition, a subsidiary shall mean a person that is controlled by ResCap directly or indirectly through one or more intermediaries. For purposes of making any determination or calculations, this definition will be interpreted in accordance with the rules and instructions of Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date of the senior debt indenture.
      “subsidiary” means any corporation, partnership, limited liability company, association or other entity of which at least a majority of the outstanding stock or other interest having by its terms ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation, partnership, limited liability company, association or other entity (irrespective of whether or not at the time stock or other interest of any other class or classes of such person shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, or owned by one or more subsidiaries, or owned by us and one or more subsidiaries.
      “suretyship liability” means any agreement, undertaking or arrangement by which any subsidiary guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other subsidiary (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other subsidiary. The amount of any subsidiary’s obligation in respect of any suretyship liability will (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

PLAN OF DISTRIBUTION
      A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
      We may sell the securities for cash, or in exchange for satisfaction of our outstanding liabilities to certain of our creditors, in any of the following ways (or in any combination thereof):

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	through remarketing firms; and

•	through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.
Direct Sales
      We may directly solicit offers to purchase securities. In that case, no underwriters or agents would be involved.
By Agents
      We may use agents to sell the securities. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.
By Underwriters
      If an underwriter or underwriters are used in the sale of securities, we will enter into an underwriting agreement or exchange agreement, as applicable, with such underwriters at the time of sale to them and the names of the underwriters and the material terms of the transaction will be set forth in a prospectus supplement that will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.
      If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers
      If a dealer is used in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing Firms
      We may use a remarketing firm to offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the material terms of its agreement, if any, with us and will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
Delayed Delivery Contracts
      If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Examples of institutions with whom delayed delivery contracts, when authorized, may be made include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other institutions.
      All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.
Through the Internet or Bidding or Ordering System
      We may also offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and that may directly affect the price or other terms at which such securities are sold.
      The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of any underwriters’ obligations with respect to the auction or ordering system.

General Information
      The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.
      We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
      In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.
LEGAL MATTERS
      Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by our special counsel, Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Certain legal matters will be passed upon for any underwriters and agents by Orrick, Herrington & Sutcliffe LLP, New York, New York.
EXPERTS
      The financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 incorporated into this document by reference from our registration statement on Form 10 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov and also at our web site at https://www.rescapholdings.com. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.
      We intend to furnish the holders of the notes with annual reports containing consolidated financial statements audited by an independent registered public accounting firm following the end of each year and with quarterly reports containing consolidated unaudited summary financial information for each of the first three quarters of each year following the end of each such quarter.
      The Securities and Exchange Commission allows us to disclose certain information to you in this prospectus by referring you to documents previously filed with the Securities and Exchange Commission that include such information. This process is generally referred to as “incorporating by reference.” The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until this offering is terminated:

•	our registration statement on Form 10 (File No. 000-51438) filed on July 15, 2005, as amended; and

•	our Current Report on Form 8-K (File No. 000-51438) filed on September 27, 2005.
      You may request a copy of our filings at no cost, by writing or telephoning us at the following address:
Residential Capital Corporation
Attention: Investor Relations
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437
(952) 857-8700

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.
      The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this registration statement.

Securities and Exchange Commission registration fee	$1,412,400
Accounting fees and expenses	25,000
Printing and duplicating expenses	25,000
Legal fees and expenses	40,000
Indenture trustee’s fees and expenses	10,000
Miscellaneous expenses	37,600

Total	$1,550,000

      The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. All expenses will be borne by Residential Capital Corporation, except as otherwise indicated.

Item 15.	Indemnification of directors and officers.
      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any current or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of the actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
      Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding described in the paragraph above or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise, and that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the ability to indemnify the person against such liabilities under Section 145. The certificate of incorporation of the registrant provides that directors of the registrant shall not be liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.
      The bylaws of the registrant provide, in effect, that to the extent and under the circumstances permitted by Section 145 of the Delaware General Corporation Law, the registrant: (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in Section 145 by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the registrant as a director, officer, employee, fiduciary or member of another corporation, partnership, joint venture, trust, organization or other enterprise.
      Certain controlling persons of the registrant may also be entitled to indemnification from GMAC, an indirect parent of the registrant. GMAC may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

(a) The certificate of incorporation, as amended, of GMAC provides that no director shall be personally liable to GMAC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to GMAC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(b) Pursuant to its bylaws GMAC is required to indemnify and advance expenses to every director and officer (and to each such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of GMAC, or is or was serving at the request of GMAC as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. GMAC is required to pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding is to be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the bylaws or otherwise. The rights conferred on any person by the bylaws of GMAC are not exclusive of any other rights which persons may have or acquire under any statute, certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors of GMAC or otherwise. The obligation, if any, of GMAC to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.
      As a subsidiary of GM, the registrant and GMAC are insured against liabilities which they may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of the registrant and GMAC are insured against some liabilities which might arise out of their employment and not be subject to indemnification under the Delaware General Corporation Law.
      Pursuant to resolutions adopted by the board of directors of GM, GM, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, directors and officers of the registrant who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.
      The registrant has entered into indemnification agreements with its independent directors (as defined in its operating agreement) whereby the registrant has agreed, subject to certain exceptions, to indemnify these directors for liabilities incurred as a result of their status as directors of the registrant.

Item 16.	Exhibits.
      See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.
      (1) Each of the undersigned registrants hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (2) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) If the securities to be registered are to be offered at competitive bidding, each of the undersigned registrants hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.
      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      (5) Each of the undersigned registrants hereby undertakes that:

a. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

b. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 29, 2005.

RESIDENTIAL CAPITAL CORPORATION

By:	/s/ David M. Applegate

David M. Applegate
Co-Chief Executive Officer

By:	/s/ Bruce J. Paradis

Bruce J. Paradis
Co-Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Residential Capital Corporation hereby constitute and appoint David M. Applegate, Bruce J. Paradis, Davee L. Olson and David A. Marple, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file each such amendment to this registration statement pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 29, 2005.

Name	Title

/s/ Eric A. Feldstein Eric A. Feldstein	Chairman

/s/ David M. Applegate David M. Applegate	Co-Chief Executive Officer and Director

/s/ Bruce J. Paradis Bruce J. Paradis	Co-Chief Executive Officer and Director

/s/ Davee L. Olson Davee L. Olson	Chief Financial Officer and Director

Name	Title

/s/ James N. Young James N. Young	Chief Accounting Officer and Controller

/s/ Thomas Jacob Thomas Jacob	Director

/s/ Sanjiv Khattri Sanjiv Khattri	Director

/s/ Thomas C. Melzer Thomas C. Melzer	Director

/s/ David C. Walker David C. Walker	Director

/s/ Linda K. Zukauckas Linda K. Zukauckas	Director

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, State of Pennsylvania, on September 29, 2005.

GMAC RESIDENTIAL HOLDING CORP.

By:	/s/ David M. Applegate

David M. Applegate
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of GMAC Residential Holding Corp. hereby constitute and appoint David M. Applegate, Bruce J. Paradis, Davee L. Olson and David A. Marple, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file each such amendment to this registration statement pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 29, 2005.

Name	Title

/s/ David M. Applegate David M. Applegate	Chief Executive Officer and Director

/s/ David Bricker David Bricker	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ James R. Hillsman James R. Hillsman	Director

/s/ Robert H. Patterson Robert H. Patterson	Director

/s/ Mindy Riddle Mindy Riddle	Director

/s/ Tazewell Rowe Tazewell Rowe	Director

/s/ David C. Walker David C. Walker	Director

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 29, 2005.

GMAC-RFC HOLDING CORP.

By:	/s/ Bruce J. Paradis

Bruce J. Paradis
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of GMAC-RFC Holding Corp. hereby constitute and appoint David M. Applegate, Bruce J. Paradis, Davee L. Olson and David A. Marple, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file each such amendment to this registration statement pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 29, 2005.

Name	Title

/s/ Bruce J. Paradis Bruce J. Paradis	Chief Executive Officer and Director

/s/ Kenneth M. Duncan Kenneth M. Duncan	Acting Chief Financial Officer

/s/ Ralph T. Flees Ralph T. Flees	Controller (principal accounting officer)

/s/ Davee L. Olson Davee L. Olson	Director

/s/ David C. Walker David C. Walker	Director

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, State of Pennsylvania, on September 29, 2005.

GMAC MORTGAGE CORPORATION

By:	/s/ David M. Applegate

David M. Applegate
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of GMAC Mortgage Corporation hereby constitute and appoint David M. Applegate, Bruce J. Paradis, Davee L. Olson and David A. Marple, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file each such amendment to this registration statement pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 29, 2005.

Name	Title

/s/ David M. Applegate David M. Applegate	Chief Executive Officer and Director

/s/ David Bricker David Bricker	Chief Financial Officer and Director

/s/ James Whitlinger James Whitlinger	Chief Accounting Officer

/s/ Barry J. Bier Barry J. Bier	Director

/s/ Ralph J. Hall Ralph J. Hall	Director

/s/ James R. Hillsman James R. Hillsman	Director

/s/ David C. Walker David C. Walker	Director

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 29, 2005.

RESIDENTIAL FUNDING CORPORATION

By:	/s/ Bruce J. Paradis

Bruce J. Paradis
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Residential Funding Corporation hereby constitute and appoint David M. Applegate, Bruce J. Paradis, Davee L. Olson and David A. Marple, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file each such amendment to this registration statement pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 29, 2005.

Name	Title

/s/ Bruce J. Paradis Bruce J. Paradis	Chief Executive Officer and Director

/s/ Kenneth M. Duncan Kenneth M. Duncan	Acting Chief Financial Officer (principal financial officer)

/s/ Ralph T. Flees Ralph T. Flees	Controller (principal accounting officer)

/s/ Davee L. Olson Davee L. Olson	Director

/s/ David C. Walker David C. Walker	Director

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 29, 2005.

HOMECOMINGS FINANCIAL NETWORK, INC.

By:	/s/ Michael J. Kozlak

Michael J. Kozlak
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of HomeComings Financial Network, Inc. hereby constitute and appoint David M. Applegate, Bruce J. Paradis, Davee L. Olson and David A. Marple, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file each such amendment to this registration statement pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 29, 2005.

Name	Title

/s/ Michael J. Kozlak Michael J. Kozlak	Chief Executive Officer and Director

/s/ Kenneth M. Duncan Kenneth M. Duncan	Acting Chief Financial Officer (principal financial officer)

/s/ Ralph T. Flees Ralph T. Flees	Controller (principal accounting officer)

/s/ Davee L. Olson Davee L. Olson	Director

/s/ David C. Walker David C. Walker	Director

INDEX TO EXHIBITS

Exhibit	Document Description

4.1	Indenture, dated as of June 24, 2005, by and between Residential Capital Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-4 filed on July 15, 2005).
4.2	Form of Subordinated Indenture by and between Residential Capital Corporation and Deutsche Bank Trust Company Americas.
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Mayer, Brown, Rowe & Maw LLP (contained in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included as part of signature page hereto).
25.1	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas for the Indenture and the Subordinated Indenture.